Exhibit 99.1

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. COMPLETES SALE

OF COMMERCIAL REAL ESTATE LOAN PORTFOLIO

New York, NY, April 24, 2026 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today announced the completion of the sale of the Company’s $9 billion commercial real estate loan portfolio to Athene Holding Ltd. pursuant to the definitive agreement announced on January 28, 2026. The transaction received approval from holders of a majority of the Company’s outstanding shares of common stock at a special meeting held on April 21, 2026, reflecting broad stockholder support for the transaction.

Following repayment of ARI’s financing facilities, other indebtedness, and transaction expenses, ARI’s total assets, consisting primarily of cash, will total $2.2 billion, equating to a book value per share of common stock of $12.05.

Stuart Rothstein, Chief Executive Officer and President of ARI, said: “The strong support our stockholders have expressed for this transaction is an affirmation of our thesis that ARI’s loan portfolio was undervalued in the public markets and the direct sale to an institutional buyer with deep familiarity with the assets was the right path to realizing value. The sale delivered ARI’s stockholders a compelling premium to where the stock has traded in recent years, and we believe this outcome demonstrates our unwavering commitment to maximizing stockholder value.”

ARI’s management team, in consultation with ARI’s board of directors and other Apollo senior investment professionals, is evaluating a range of commercial real estate–related strategies designed to reposition the Company, with the goal of delivering attractive returns to ARI shareholders on a go-forward basis. During this evaluation period, ARI’s annual management fee rate has been reduced by 50% and will be paid in shares of common stock to further align the interests of Apollo and ARI stockholders. If a new strategy or a strategic transaction is not announced by year-end, Apollo intends to recommend that ARI’s board of directors explore all available strategic alternatives, including dissolution.

In connection with the transaction, BofA Securities served as independent financial advisor to the special committee of the board of directors of ARI and Fried, Frank, Harris, Shriver & Jacobson LLP served as the special committee’s independent legal advisor; Clifford Chance US LLP served as ARI’s legal advisor; Sidley Austin served as Athene’s legal advisor and Eastdil Secured served as Athene’s financial advisor. Goldman Sachs served as a financial advisor to Apollo.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $938 billion of assets under management as of December 31, 2025.

Additional information can be found on the Company’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and failure to realize the expected benefits of the transaction. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For ARI investor inquiries, please contact:

Hilary Ginsberg

ARI Investor Relations

(212) 822-0767

hmginsberg@apollo.com

For Apollo investor inquiries, please contact:

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0540

IR@apollo.com

For media inquiries, please contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com